Exhibit 99.1

Optimum Launches Effort to Drive a Consensual Repositioning of its Capital Structure

●	Optimum forms new unrestricted subsidiary to hold the Optimum East Cable business and Optimum’s 50.01% stake in Lightpath, and implements internal reorganization to make the new holdco group financially and operationally independent from its parent, CSC Holdings

●	New unrestricted holdco raises $500 million of capital by privately placing $300 million of preferred units with leading third-party institutional investors and exchanging $200 million of preferred units for Optimum common stock held by Optimum’s controlling stockholder, Next Alt S.à r.l., at $2.50 per share

●	New unrestricted holdco concurrently commences cash tender offer for up to $300 million of Optimum common stock held by its public stockholders at $2.50 per share

●	Optimum announces strategic priorities and new long-range plan

LONG ISLAND CITY, N.Y. — June 1, 2026 — Optimum Communications, Inc. (NYSE: OPTU) (“Optimum” and, together with its subsidiaries, the “Company”) today announced a series of transactions designed to protect and maximize stakeholder value (collectively, the “Transactions”) and position the Company for anticipated discussions with an investor group holding funded debt obligations of its wholly owned indirect subsidiary, CSC Holdings, LLC (“CSC Holdings”). The Transactions include:

(1)	an internal reorganization designed to insulate the Company’s unrestricted assets from the potential adverse impact of CSC Holdings being unable to reach agreement with the holders of its funded debt regarding a comprehensive financial restructuring;

(2)	a private placement of preferred units in a newly formed unrestricted subsidiary, CSC Investments II LLC (“Unsub Topco”), that holds the Optimum East Cable and Lightpath assets;

(3)	a private exchange of such preferred units for Optimum common stock owned by the Company’s controlling stockholder, Next Alt S.à r.l. (“Next Alt”), and certain members of the board of directors and executive management of Optimum with respect to a portion of their Optimum common stock, at $2.50 per share; and

(4)	a cash tender offer to Optimum’s unaffiliated stockholders at $2.50 per share, that may be followed by a registered public exchange that would offer holders of Optimum Class A shares to exchange a similar portion of such shares into the preferred units in Unsub Topco.

CSC Holdings currently has $21.8 billion in outstanding funded debt, including approximately $5.0 billion in outstanding loans and $16.8 billion in outstanding notes (each as of March 31, 2026) (the “CSC Holdings Debt”). Of this total, approximately $6.2 billion matures in 2027, including $4.1 billion in April 2027 (each as of the same date).

In June 2024, a group of investors that claim to hold approximately 99% of the CSC Holdings Debt entered into a Cooperation Agreement (the “Co-Op Agreement” and the parties thereto, the “Co-Op Group”), which prevents individual members of the Co-Op Group, or subsets thereof, from entering into facility-specific or one-off restructuring or financing transactions with CSC Holdings. The Co-Op Agreement thus severely limits traditional restructuring alternatives, including with respect to the debt that matures in 2027.  In view of the foregoing, the Company has carefully considered its alternatives and has determined that the best path is to pursue a consensual comprehensive restructuring of the CSC Holdings Debt through a negotiation with the Co-Op Group.

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The Company believes that the measures announced today will increase the likelihood that the Company will be able to reach a consensual comprehensive deal with the Co-Op Group and will also mitigate the potential adverse impact that failing to achieve such a resolution could otherwise have on the Company’s assets and business operations and the value recoverable by its creditors and stockholders.

In that regard, the Company determined that the first step would be to enhance the operational and financial independence of the Optimum East Cable business (i.e., its internet, voice and video operations business in New York, Connecticut, New Jersey and Pennsylvania), which was already part of the “unrestricted” group under the CSC Holdings Debt documents prior to the Transactions. In pursuit of this objective, the Company designated Unsub Topco as the unrestricted subsidiary to hold, directly and indirectly, the Company’s equity interests in the unrestricted subsidiaries that comprise the Optimum East Cable business. Unsub Topco now also holds the Company’s 50.01% stake in Lightpath.

In addition to consolidating CSC Holdings’ unrestricted equity interests in the Optimum East Cable and Lightpath businesses under Unsub Topco and its subsidiaries (the “Unsub Topco Group”), the Company also caused certain corporate functions, contracts, assets having de minimis value and employees that complement and support the Optimum East Cable business to be migrated into or assumed by the Unsub Topco Group. The Company has also amended and restated the existing shared services agreement to maintain the Company’s ordinary-course business operations without disruption. The resulting new structure, which was implemented in compliance with the terms of the CSC Holding Debt documents, is intended to maximize value by facilitating the Company’s ability to raise capital supported by the value of the Unsub Topco Group. The structure has the added benefit of insulating the Optimum East Cable business from any potential consequences of a future default under the CSC Holdings Debt documents or the failure to reach a consensual comprehensive resolution with the Co-Op Group, including reducing the possibility that the Unsub Topco Group would file for relief under chapter 11 if the Company determines that it would be prudent for CSC Holdings to do so.

On a parallel path with the internal reorganization, the Company developed a balanced plan to protect Optimum stockholder value and increase flexibility for CSC Holdings by having Unsub Topco (1) acquire Optimum common stock previously held by Next Alt and certain of Optimum’s directors and executive management at fair value in exchange for Unsub Topco preferred units; and (2) launch a tender offer to purchase a proportionate amount of Optimum Class A common stock from its unaffiliated stockholders for an equivalent cash price (the “Cash Tender”). Based on its consideration of a variety of factors, it was determined that Unsub Topco would issue up to approximately $512 million of preferred limited liability company units, approximately $300 million of which would be raised through the private placement of preferred units to third-party institutional investors, the proceeds of which would be used to fund the Cash Tender to unaffiliated Optimum stockholders to tender up to $300 million of their Optimum Class A common stock to Unsub Topco. The remaining $200 million would be in the form of preferred units being issued to Next Partner, L.P. (“Next Partner”), an affiliate of Next Alt, in exchange for a ratable portion of Next Alt’s Optimum Class A and Class B common stock and approximately $12 million to certain directors and members of executive management in exchange for a pro rata portion of their Optimum common stock.

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To establish market terms for the Unsub Topco preferred units, Unsub Topco, acting under the supervision of a special committee of independent managers (the “Unsub Special Committee”), engaged in a rigorous marketing process to raise $300 million of preferred units in a private placement to institutional investors. The resulting terms, which were ultimately negotiated with and agreed to by leading third-party institutional investors are described in detail in the Company’s Current Report on Form 8-K filed concurrently with the issuance of this press release.

The per-share price for the Next Alt exchange and the public stockholder Cash Tender was determined after consideration of a variety of factors. A significant factor was the value that the Company believes could be delivered to holders of CSC Holdings Debt in a consensual restructuring in which those holders receive equity interests in Optimum — an entity that is neither an obligor nor a guarantor of their debt — rather than equity in, or assets of, CSC Holdings and/or its subsidiaries. Structuring flexibility for CSC Holdings in this manner would mitigate a potential multi-billion-dollar U.S. federal income tax liability for which Optimum and its subsidiaries would be jointly and severally liable and which would otherwise substantially diminish the value of creditor recoveries. The Company considered both the magnitude of this potential tax liability, the potential reduction of such liability achievable through such a consensual transaction, and the impact such a large value shift has on the likelihood of reaching a consensual resolution. These factors supported a per-share price of $2.50, which is materially higher than the current market price.

Subject to market and other conditions at the time, if significantly fewer shares are tendered in the Cash Tender than the maximum amount sought in the Cash Tender, Unsub Topco is currently planning to conduct a registered public exchange, pursuant to which holders of Optimum Class A common stock would have the opportunity to exchange their shares for an initial stated value of newly issued preferred units in Unsub Topco on substantially similar economic terms as those available in the private placement and private exchange, up to an amount equal to $300 million less the aggregate purchase price for shares purchased in the Cash Tender. Please refer to “Potential Public Exchange” in Item 8.01 of the Company’s Form 8-K filed concurrently with the issuance of this press release.

The Unsub Special Committee approved entry into the private placement, private exchange, Cash Tender, and potential public exchange.

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The Company welcomes constructive engagement with all of its stakeholders and remains prepared to pursue discussions with the Co-Op Group regarding consensual deleveraging transactions. The Company has released certain information used or to be used in connection with such engagement and discussions.

Long-Range Plan

The Company’s Form 8-K filed concurrently with the issuance of this press release includes materials describing the Company’s long-range plan. The Company is disclosing these materials in connection with anticipated discussions with the Co-Op Group.

Operational Continuity

These Transactions are financial and structural in nature and do not impact the continuity of Optimum’s day-to-day operations, employees, management team, or operational leadership. The Company continues to serve its customers and support its partners across all business segments without interruption. The Company will continue to be supported by the same senior management team, and the Company’s board composition will remain the same in connection with the Transactions, although certain limited matters relating to the senior management team’s compensation will be delegated to the Unsub Special Committee.

U.S. Federal Income Tax Matters

Optimum is a holding company that conducts its business largely through subsidiaries that are owned directly or indirectly by CSC Holdings, which is the obligor under the CSC Holdings Debt. Optimum is not a guarantor or otherwise obligated with respect to the CSC Holdings Debt.

As noted above, the Company anticipates entering into discussions with the holders of the CSC Holdings Debt to explore potential restructuring alternatives.  In the event of a CSC Holdings debt restructuring where the CSC Holdings Debt is forgiven or reduced in exchange for the assets of, or equity in, CSC Holdings or its subsidiaries, a separation (sometimes referred to as a “deconsolidation”) of CSC Holdings and its subsidiaries from Optimum would occur for U.S. federal income tax purposes.  The Company currently estimates that the resulting tax liability, for which Optimum, CSC Holdings and/or its subsidiaries would be jointly and severally liable, would exceed $4 billion. The likelihood that this potential tax liability will be crystallized in a restructuring transaction may be materially reduced if the holders of CSC Holdings Debt and the Company can agree to restructure the debt of CSC Holdings on a consensual basis that does not result in a deconsolidation event.

Additional detailed information regarding this announcement can be found in the Form 8-K filed contemporaneously with this press release.

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Advisors

Evercore and Altman Solon LP served as the Company’s placement agent in connection with the issuance of the preferred units and as industry consultant, respectively, and White & Case LLP and Quinn Emanuel Urquhart & Sullivan, LLP served as legal counsel to the Company in connection with the Transactions.

About Optimum Communications, Inc.

Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications providers in the United States, delivering high-speed internet, video, mobile, and voice services to approximately 4.3 million residential and business customers across 21 states. As a brand built for the future, Optimum is committed to reimagining connectivity and delivering exceptional experiences through next-generation technology and customer-first innovation. The Company also operates Optimum Media, an advanced advertising and data solutions business that enables local, regional, and national brands to reach audiences across screens with precision and scale. Additionally, News 12 — its award-winning hyperlocal news network — provides trusted, community-focused journalism across the tri-state area and beyond.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this release, such as those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial condition and performance, our strategy to drive long-term growth, our business plans, market conditions, our ability to incur additional indebtedness, our intention to conduct the Public Exchange Offer and potential strategic opportunities. These forward-looking statements can be identified by the use of forward-looking terminology, including, without limitation, the terms “may,” “intend,” “expect,” “believe,” “anticipate,” “plan,” “seek,” “estimate,” “project,” “target,” “will,” “would,” “could,” “should” and other variations or comparable terminology. There can be no assurance that any forward-looking statement will result or be achieved or accomplished. To the extent that statements in this release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including risks referred to in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum specifically disclaims any obligation to publicly update or revise any forward-looking statement as of any future date.

Securities Law Matters

This press release is not a recommendation to buy or sell any of the Company’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of the Company. The tender offer is being made exclusively pursuant to the Offer to Purchase described in the Form 8-K filed concurrently with this press release, the related letter of transmittal and other related materials filed as part of a Schedule TO filed by the Company with Securities and Exchange Commission. The offer materials are being sent to holders of Optimum Class A shares. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Tender Offer Statement on Schedule TO filed by the Company today with the SEC or from the Company’s information agent in connection with the offer.

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